Exhibit 4.79

(English Translation)

Supplementary Agreement

This Supplementary Agreement (the “Agreement”) is entered into by and among the following parties in People’s Republic of China (the “PRC”) on September 6, 2011:

Party A:	Baidu Online Network Technology (Beijing) Co., Ltd. (“Baidu Online”)
Address:	3/F, Baidu Campus, No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, The People’s Republic of China

Party B:	Beijing BaiduPay Science and Technology Co., Ltd. (“BaiduPay”)
Address:	Room 301, 3/F, Block D, Jia No. 18 Zhongguancun South Street, Haidian District, Beijing, PRC, 100081

Party C:	Baidu Netcom Science Technology Co., Ltd. (“Baidu Netcom”)
Address:	2/F, Baidu Campus, No. 10 Shangdi 10th Street, Haidian District, Beijing 100085, The People’s Republic of China

Party D:	Hu Cai

In this Agreement, the parties are referred to as a “Party” individually and “Parties” collectively.

Whereas:

1. The Parties to the Agreement individually or jointly signed the following agreements/contracts or powers of attorney:

No.	Document Names	Signing Parties	Signing Dates

1	Technology Consulting and Services Agreement	Baidu Online, BaiduPay	February 28, 2008

2	Operating Agreement	Baidu Online, BaiduPay	February 28, 2008

3	Exclusive Equity Purchase Option Agreement	Baidu Online, Hu Cai	April 27, 2010

4	Proxy Agreement	Hu Cai, Baidu Online, BaiduPay	April 27, 2010

5	Irrevocable Power of Attorney	Hu Cai	April 27, 2010

2. The Parties agree to enter into this Agreement to amend certain sections in the agreements/contracts or powers of attorney set out above.

NOW THEREFORE, The Parties hereby agree as follows:

1. The amended sections:

1.1 Technology Consulting and Services Agreement:

1.1.1 Section 7.1 is amended as: “7.1 The term of this Agreement shall be permanent, unless otherwise provided herein.”

1.1.2 Section 7.2 is deleted.

1.1.3 Section 7.3 is amended as: “7.2 If the duration of operation of either party is expired within the term of this Agreement, such party shall renew the duration of operation in time so as to ensure the effectiveness and performance of this Agreement. If the renewal of the duration of operation is not approved or agreed by the competent authorities, the Agreement shall be terminated upon the expiration of such party’s duration of operation.”

1.1.4 Section 8.1 is amended as: “8.1 [Blank]”.

1.2 Operating Agreement:

1.2.1 Section 15 is amended as: “15 The term of this Agreement shall be permanent, unless otherwise provided herein. If the duration of operation of either party is expired within the term of this Agreement, such party shall renew the duration of operation in time so as to ensure the effectiveness and performance of this Agreement. If the renewal of the duration of operation is not approved or agreed by the competent authorities, the Agreement shall be terminated upon the expiration of such party’s duration of operation.”

1.2.2 Section 16 is amended as: “16 During the term of this Agreement, Party B shall not terminate this Agreement, unless Party A has a gross negligence or fraud towards Party B. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty (30) days’ prior written notice to Party B.”

1.3 Exclusive Equity Purchase Option Agreement

1.3.1 Secion 5.2 is amended as: “Section 5.2 This Agreement shall be effective as of the date first set forth above, and terminated when all the shares held by Party B have been transferred to Party A and/or the Designated Persons pursuant to this Agreement.”

1.4 Proxy Agreement

1.5.1 Section 9 is amended as: “9. The term of this Agreement shall be permanent, unless the Company terminates this Agreement in writing.”

1.5 Irrevocable Power of Attorney issued by Hu Cai

1.6.1 The last paragraph is amended as: “During the period that I am a shareholder of BaiduPay, this Power of Attorney is irrevocable and permanently effective from the date of this Power of Attorney, unless otherwise provided herein.”

2. Miscellaneous

2.1 The Effective Date

This Agreement shall be effective as of the date first set forth above.

2.2 The Applicable Laws

The conclusion, effectiveness, interpretation, performance, amendment, termination and dispute settlement shall be governed by PRC laws officially published and publicly available.

2.3 Language

This Agreement is executed in Chinese in four originals, each Party holding an original. All the originals shall have the same legal effect.

IN WITNESS WHEREOF, each party hereto have caused this Agreement to be duly executed by its legal representative on its behalf as of the date first set forth above.

Party A: Baidu Online Network Technology (Beijing) Co., Ltd.	Party B: Beijing BaiduPay Science and Technology Co., Ltd.

Legal Representative: /s/ Zhan Wang (with the company seal of Baidu Online Network Technology (Beijing) Co., Ltd.)	Legal Representative: /s/ Hu Cai (with the company seal of Beijing BaiduPay Science and Technology Co., Ltd.)

Party C: Baidu Netcom Science Technology Co., Ltd.	Party D: Hu Cai
Legal Representative: /s/ Legal Representative (with the company seal of Baidu Netcom Science Technology Co., Ltd.)	/s/ Hu Cai

3